Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated October 24, 2018, in the Registration Statement (Form S-1) and related Prospectus of Harpoon Therapeutics, Inc. dated December 27, 2018.

/s/ Ernst & Young LLP

San Jose, California

December 27, 2018